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CONFIDENTIAL

PRELIMINARY

PROJECT COLORS

Preliminary Discussion Materials

May 18, 2001

SG Cowen

INTRODUCTION

    The following materials, including the information on specific companies and transactions, are preliminary and for use solely by the Special Committee of the Board of Directors of Colors for discussion purposes only. These materials are not meant to suggest or assign any value to any company. These materials are confidential and shall not be reproduced or provided to any third party except with the express written consent of SG Cowen Securities Corporation.

TRADING MULTIPLES OF SELECTED COMPANIES
Trading Multiples of Selected Companies
(US$ in millions, except per share data)

					Enterprise Value as a Multiple of (b)(c)(d)
					Revenues						Price/Earnings(c)(d)
Company (FYE)	Stock Price(a)	% of 52 Week High(a)	Market Value	Enterprise Value(b)													Estimated 5 yr EPS Growth(e)
					LTM		CY01E		CY02P		LTM		CY01E		CY02P
ASPs
Corio, Inc. (12/31)	$1.08	5.0%	$56.9	$(50.6)	(0.98	)x	(0.78	)x	(0.44	)x	NM		NM		NM		20.0%
Interliant, Inc. (12/31)	1.30	4.5	87.1	216.6	1.27		1.06		0.67		NM		NM		NM		32.5
NaviSite, Inc. (7/31)	1.96	3.3	116.7	48.0	0.54		0.11		NM		NM		NM		NM		122.9
eCRM
Chordiant Software Inc. (12/31)	3.05	16.0	161.0	82.8	1.98		1.15		0.80		NM		NM		NM		45.0
FirePond, Inc. ( 10/31)	1.93	4.5	69.4	(31.5)	(0.49)		(0.41)		NM		NM		NM		NM		62.5
Onyx Software (12/31)	4.96	15.4	213.4	182.6	1.44		1.32		0.93		NM		NM		62.0	x	41.0
B2B
Onvia.com, Inc. (12/31)	$0.89	7.5%	$80.9	$(30.7)	(0.22	)x	(1.36	)x	(0.87	)x	NM		NM		NM		100.0%
PurchasePro.com (12/31)	2.53	5.3	173.8	150.7	1.67		0.92		0.63		NM		84.3	x	9.0	x	NM
VerticalNet, Inc. (12/31)	2.74	4.3	268.6	202.5	1.49		0.90		0.54		NM		NM		NM		35.0
Transportation
Autobytel.com (12/31)	$1.37	16.0%	$27.9	($39.6)	(0.58	)x	(0.51	)x	NM		NM		NM		NM		20.0%
CCC Information Services Group (12/31)	9.75	70.9	215.1	257.4	1.23		1.22		NM		NM		NM		NM		NM
PartsBase.com (12/31)	1.03	11.8	14.8	(12.3)	(2.39)		(1.76)		(0.95	)x	NM		NM		NM		NM
The Reynolds and Reynolds Co. (9/30)	22.15	82.2	1,667.1	1,856.7	1.92		1.78		NM		17.7	x	16.2	x	NM		NM
High		82.2%			1.98	x	1.78	x	0.93	x	17.7	x	84.3	x	62.0	x	122.9%
Median		7.5			1.23	x	0.90	x	0.59	x	17.7	x	50.3	x	35.5	x	41.0%
Mean		19.0			0.53		0.28		0.16		17.7		50.3		35.5		53.2
Low		3.3			(2.39)		(1.76)		(0.95)		17.7		16.2		9.0		20.0

(a)
Stock price data as of May 15, 2001.

(b)
Enterprise Value defined as Market Value plus Total Debt less Cash.

(c)
LTM as of last reported quarter.

(d)
Estimates are calendar year end per First Call where available, otherwise IBES.

(e)
Five-Year Growth Rate Estimates are from First Call where available; otherwise IBES, Zacks or S&P Earnings Report.

OPERATING STATISTICS OF SELECTED COMPANIES
Operating Statistics of Selected Companies
(US$ in millions, except per share data)

		Operating Results(a)(b)(c)
		Revenues				Margins		EPS(a)(b)(c)
Company (FYE)	Revenue Growth Rate CY/CY+1													Book Value(d)
		LTM	CY01E	CY02P	LTM EBIT	Gross	EBIT	LTM	CY01E	CY02P	Cash(d)	STD(d)	LTD(d)		Debt/Cap.
ASPs
Corio, Inc. (12/31)	76.6%	$51.9	$64.6	$114.0	($82.5)	(23.1)%	(159.1)%	($1.65)	($1.68)	($1.15)	$117.1	$0.0	$9.6	$137.8	6.5%
Interliant, Inc. (12/31)	58.8	170.8	204.0	324.0	(98.4)	27.3	(57.6)	(2.12)	(3.26)	(2.63)	68.1	14.1	183.6	29.3	87.1
NaviSite, Inc. (7/31)	NM	88.5	454.8	NA	(90.2)	(27.7)	(102.0)	(1.87)	(1.64)	NA	68.7	0.0	0.0	57.2	0.0
eCRM
Chordiant Software, Inc. (13/31)	43.5	41.7	72.3	103.7	(26.6)	51.1	(63.7)	(0.59)	(0.51)	(0.06)	78.7	0.5	0.0	94.8	0.5
FirePond, Inc. (10/31)	NM	64.5	77.3	NA	(18.4)	56.6	(28.6)	(0.36)	(0.73)	NA	101.2	0.3	0.0	104.4	0.3
Onyx Software (12/31)	41.9	126.7	138.6	196.7	(11.1)	74.3	(8.8)	(0.29)	(0.56)	0.08	36.4	1.2	4.3	83.4	6.2
B2B
Onvia.com, Inc. (12/31)	57.1%	$137.9	$22.5	$35.3	($102.8)	(1.5)%	(74.6)%	($1.03)	($0.53)	($0.26)	$118.6	$4.8	$2.2	$163.2	4.1%
PurchasePro.com (12/31)	45.8	90.2	163.1	237.7	(9.5)	93.0	(10.6)	(0.08)	0.03	0.28	54.9	24.7	7.2	263.7	10.8
VerticalNet, Inc. (12/31)	67.8	136.3	224.1	376.0	(113.4)	36.1	(83.2)	(1.29)	(0.68)	(0.01)	107.3	2.1	39.1	647.5	6.0
Transportation
Autobytel.com (12/31)	NM	$68.1	$78.0	NA	($30.1)	NM	(44.2)%	($1.17)	($0.28)	NA	$76.2	$0.0	$8.8	$86.2	9.3%
CCC Information Services Group (12/31)	NM	209.5	210.5	NA	(3.5)	64.5%	(1.7)	(1.10)	(0.34)	NA	11.6	0.4	53.4	(5.5)	NM
PartsBase.com (12/31)	85.7%	5.1	7.0	$13.0	(11.0)	(21.1)	(213.4)	(0.60)	(0.72)	($0.54)	27.1	0.0	0.0	30.3	0.0
The Reynolds and Reynolds Co. (9/30)	NM	967.4	1,041.9	NA	158.8	58.5	16.4	1.25	1.37	NA	134.0	211.6	112.1	467.1	40.9
High	85.7%					93.0%	16.4%								87.1%
Median	57.9%					43.6%	(57.6)%								6.1%
Mean	59.6					32.3	(63.9)								14.3
Low	41.9					(27.7)	(213.4)								0.0

(a)
EBIT, net income and earnings per share before extraordinary item(s) and cumulative effect of accounting change.

(b)
LTM as of last reported quarter.

(c)
Estimates are calendar year end per First Call where available, otherwise IBES.

(d)
Book Value, Total Debt and Cash as of last reported quarter.

SELECTED TRANSACTION STATISTICS(a)
Selected Transaction Statistics
(US$ in millions)

					Total Consideration as a Multiple of:						Premiums Paid to Market(a)
Announce Date	Closing Date	Acquiring Company/ Target Company	Equity Value	Enterprise Value	LTM Revenue		LQA Revenue		FY+1 Revenue		4 Weeks Prior	One Day Prior
4/11/01	Pending	Autobytel.com Inc. Autoweb.com, Inc.	$15.6	$2.6	0.06	x	0.07	x	NA		69.4%	82.6%
4/9/01	Pending	Kana Communications, Inc. Broadbase Software, Inc.	87.1	(45.1)	(0.82)		(0.86)		(0.78)	x	(55.1%)	27.8%
4/9/01	Pending	General Electric NBCi	86.1	244.8	1.99		1.97		2.76		24.0%	46.0%
1/8/01	3/27/01	Chordiant Software Inc. Prime Response Inc.	34.2	2.2	0.07		0.08		NA		(5.7%)	(2.4%)
12/20/00	4/12/01	Vitamin Shoppe Industries Inc. VitaminShoppe.com, Inc.	20.4	18.6	0.54		0.48		0.27		113.3%	220.0%
12/11/00	1/22/01	Bosch Security Systems Corp. Detection Systems, Inc.	121.1	139.0	1.00		0.98		NA		46.9%	38.5%
10/25/00	11/29/00	Telelogic AB Continuus Software Corp.	41.5	41.8	1.03		0.95		0.60		90.9%	28.7%
10/25/00	12/21/00	Trilogy Software, Inc. pcOrder.com, Inc.	105.5	32.9	0.56		0.61		0.60		55.7%	85.5%
6/27/00	9/29/00	Integrated Defense Technologies, Inc. Tech-Sym	183.0	151.1	0.89		0.84		NA		36.4%	25.0%
4/27/00	9/1/00	Allen Systems Group, Inc. Viasoft, Inc.	157.4	69.1	1.00		1.54		1.10		26.8%	52.7%
		High	$183.0	$244.8	1.99	x	1.97	x	2.76	x	113.3%	220.0%
		Median	86.6	37.3	0.73		0.73		0.60		41.7%	42.2%
		Mean	85.2	65.7	0.63		0.67		0.76		40.3%	60.4%
		Low	15.6	(45.1)	(0.82)		(0.86)		(0.78)		(55.1%)	(2.4%)

(a)
As per Press Releases and SEC filings of either Target or Acquiror.

PREMIUMS PAID IN RECENT PRIVATIZATION TRANSACTIONS(a)

Recent Privatization Premiums Paid
(US$ in millions)

						Premium
Ann. Date	Eff. Date	Target Name	Acquiror Name	Trans. Val.	Ent. Val.	1 day	1 week	4 weeks
12/20/2000	04/12/2001	Vitaminshoppe.com Inc.	Vitamin Shoppe Industries Inc.	$7.3	$13.0	220.0%	113.3%	166.7%
12/19/2000	01/31/2001	Loislaw.com Inc.	Wolters Kluwer NV	92.9	84.4	190.3	322.3	298.1
10/25/2000	12/22/2000	pcOrder.com	Trilogy Software Inc.	48.3	48.5	85.5	108.2	55.7
10/25/2000	12/29/2000	Axcelis Technologies(Eaton)	Shareholders	696.8	689.0
10/01/2000		Detection Systems Inc.	Robert Bosch GmbH	117.5	135.4	95.9	93.9	97.3
08/11/2000	10/06/2000	BI Inc.	Investor Group	67.4	72.3	78.4	106.3	65.0
07/17/2000	08/24/2000	CareerBuilder Inc.	Investor Group	199.3	134.7	93.9	106.5	169.5
06/27/2000	09/29/2000	Tech-Sym Corp.	Integrated Defense Tech	93.0	154.3	25.0	23.7	36.4
06/08/2000	07/07/2000	PFSweb Inc.	Shareholders	60.8	NA
05/25/2000	08/01/2000	Neoforma.com Inc.	Investor Group	630.0	NA
04/27/2000	09/01/2000	VIASOFT Inc.	Allen Systems Group	157.4	119.2	52.7	46.1	29.9
03/06/2000	04/25/2000	Data Transmission Network Corp.	Veronis Suhler & Assoc Commun	467.1	477.3	16.0	16.6	52.6
02/25/2000	04/13/2000	Spanlink Communications Inc.	Spanlink Acquisition Group	69.5	69.3	NM	6.3	47.4
02/19/2000	02/19/2000	Diehl Graphsoft Inc.	Nemetschek AG	29.5	28.3	33.3	52.0	94.9
02/14/2000	03/29/2000	GRC International Inc.	AT&T Corp.	218.9	217.6	12.2	16.5	18.8
01/31/2000	05/12/2000	ThermoQuest Corp.	Thermo Instrument Systems Inc.	96.9	902.2
01/31/2000	05/03/2000	Metrika Systems Corp.	Thermo Instrument Systems Inc.	14.2	81.2
01/31/2000	04/13/2000	ONIX Systems Inc.	Thermo Instrument Systems Inc.	23.1	128.8
01/31/2000	04/04/2000	Thermo Sentron Inc. (Thermedics)	Thermedics (Thermo Electron)	30.7	153.5	7.4	6.9	6.9
12/21/1999	02/03/2000	Micro Warehouse Inc.	Investor Group	679.9	543.4	24.6	51.2	47.6
12/03/1999	03/23/2000	Analogy Inc.	Avant Corp.	24.3	25.0	32.3	24.0	16.7
11/15/1999	03/08/2000	n-Vision Inc.	ATS Acquisitions Inc.	1.3	NA
11/12/1999	02/09/2000	Vertex Communications Corp.	TriPoint Global Communications	116.0	102.5	48.5	37.5	71.7
10/26/1999	01/31/2000	Watkins-Johnson Co.	Fox Paine & Co LLC	319.0	334.0	30.0	29.0	24.6
10/21/1999	12/22/1999	Premisys Communications Inc.	Zhone Technologies Inc.	249.9	243.6	12.7	23.1	22.1
10/19/1999	12/10/1999	TeleSciences Inc.	EDB AS	17.3	21.8
08/24/1999	02/02/2000	Aavid Thermal Technologies Inc.	Willis Stein & Partners LP	264.1	245.5	29.1	23.3	28.7
07/28/1999	10/19/1999	Kofax Image Products	Investor Group	$70.7	$42.5	36.0%	30.8%	30.8%
07/07/1999	08/31/1999	Smartflex Systems	Saturn Electronics	69.1	90.1	108.7	217.0	205.5
06/24/1999	12/22/1999	Lasergate Systems Inc.	Tickets.com	1.5	NA
05/21/1999	12/10/1999	ThermoSpectra (Thermo Instr)	Thermo Instrument Systems Inc.	26.1	298.2	39.1%	43.8%	61.0%
05/18/1999	08/16/1999	Varlen Corp.	AMSTED Industries Inc.	784.8	817.1	61.9	50.0	68.4
05/14/1999	10/29/1999	Kentek Information Systems Inc.	Investor Group	42.1	29.8	8.7	8.7	18.4
05/14/1999	09/02/1999	WesTower Corp.	SpectraSite Holdings Inc.	330.0	NA
05/12/1999	06/21/1999	Optek Technology Inc.	Dyson-Kissner-Moran Corp.	202.6	184.6	29.9	47.8	81.3
05/07/1999	09/29/1999	Instron Corp.	Kirtland Capital Partners	159.9	180.0	36.4	29.4	31.3
05/05/1999	09/17/1999	Enterprise Software Inc.	LiveWire Ventures LLC	74.0	69.2	23.3	25.4	49.5
05/03/1999	08/24/1999	Cellular Commun of Puerto Rico	Investor Group	867.8	850.6	24.2	12.9	7.3
04/05/1999	07/22/1999	BancTec Inc.	Welsh Carson Anderson & Stowe	535.5	497.6	42.3	33.9	28.1
03/29/1999	12/31/1999	Logitek Inc.	North Atlantic Instruments Inc.	3.3	NA
03/15/1999	05/30/1999	Haskel International Inc.	Investor Group	65.4	52.8	42.3	49.6	51.8
03/08/1999	06/24/1999	Analysis & Technology Inc.	Anteon Corp.	108.5	115.3	18.9	16.2	23.8
02/17/1999	08/06/1999	Equitrac Corp.	Investor Group	81.5	78.8	4.3	5.7	15.9
02/17/1999	07/09/1999	Precision Systems Inc.	Anshutz Digital Media Inc.	20.2	27.2	NM	NM	NM
			High			220.0%	322.3%	298.1%
			Median			33.3%	32.4%	47.5%
			Mean			50.5%	55.6%	63.2%
			Low			4.3%	5.7%	6.9%

(a)
Source: SDC.

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PRELIMINARY PROJECT COLORS Preliminary Discussion Materials May 18, 2001 SG Cowen